Exhibit 10.1

ASSET PURCHASE AGREEMENT
(Tyler Terminal and Tankage)
between
DELEK REFINING, LTD.
as Seller,
and
DELEK MARKETING & SUPPLY, LP
as Buyer
Dated as of July 26, 2013

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TABLE OF CONTENTS

ARTICLE I DEFINED TERMS1
1.1Defined Terms    1
ARTICLE II TRANSFER OF ASSETS AND AGGREGATE CONSIDERATION6
2.1Sale of Assets    6
2.2Transferred Assets    6
2.3Excluded Assets    8
2.4No Assumption of Liabilities    8
2.5Consideration.    8
ARTICLE III CLOSING9
3.1Closing    9
3.2Deliveries by the Seller    9
3.3Deliveries by the Buyer    9
3.4Prorations    10
3.5Reimbursement    10
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE SELLER10
4.1Organization    10
4.2Authorization    10
4.3No Conflicts or Violations; No Consents or Approvals Required    11
4.4Absence of Litigation    11
4.5Bankruptcy    11
4.6Brokers and Finders    11
4.7Title to Transferred Assets.    11
4.8Permits    11
4.9Condition of Transferred Assets    12
4.10Compliance with Applicable Law    12
4.11Compliance with Environmental Law    12
4.12WAIVERS AND DISCLAIMERS    12
ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE BUYER13
5.1Organization    13
5.2Authorization    13
5.3No Conflicts or Violations; No Consents or Approvals Required    13
5.4Absence of Litigation    14
5.5Brokers and Finders    14
5.6Environmental Consent Decree    14
ARTICLE VI COVENANTS14
6.1Additional Agreements    14
6.2Further Assurances    14
6.3Cooperation on Tax Matters    15
6.4Cooperation for Litigation and Other Actions    15
6.5Retention of and Access to Books and Records.    15
6.6Tanks Under Construction    16
6.7Environmental Consent Decree    16
6.8Permits    16
ARTICLE VII INDEMNIFICATION17

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7.1 Indemnification of Buyer and Seller    17
7.2Defense of Third-Party Claims    17
7.3Direct Claims    18
7.4Limitations    18
7.5Tax Related Adjustments    19
ARTICLE VIII MISCELLANEOUS19
8.1Expenses    19
8.2Notices    19
8.3Severability    20
8.4Governing Law    20
8.5Arbitration Provision    21
8.6Confidentiality.    21
8.7Parties in Interest    22
8.8Assignment of Agreement    22
8.9Captions    22
8.10Counterparts    23
8.11Integration    23
8.12Amendment; Waiver    23
8.13Survival of Representations and Warranties    23
ARTICLE IX INTERPRETATION23
9.1Interpretation    23
9.2References, Gender, Number    24

Schedules:
Schedule 2.2(a)    —    Terminal
Schedule 2.2(b)    —    Tankage
Schedule 2.2(f)    —    Third Party Claims

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ASSET PURCHASE AGREEMENT
(Tyler Terminal and Tankage)
THIS ASSET PURCHASE AGREEMENT (this “Agreement”) dated as of July 26, 2013, is made and entered into by and between Delek Refining, Ltd., a Texas limited partnership (the “Seller”), and Delek Marketing & Supply, LP, a Delaware limited partnership (the “Buyer”). The above-named entities are sometimes referred to in this Agreement each as a “Party” and collectively as the “Parties.”
WHEREAS, the Seller is the owner of a refinery and certain tanks, terminal and logistics and other related assets near Tyler, Texas (the “Tyler Refinery”);
WHEREAS, Buyer wishes to purchase certain assets associated with and adjacent to the Tyler Refinery; and
WHEREAS, the Parties wish to amend certain provisions of the Omnibus Agreement.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth herein and in the Restated Omnibus Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

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ARTICLE I
1.1    Defined Terms. Unless the context expressly requires otherwise, the respective terms defined in this Section 1.1 shall, when used in this Agreement, have the respective meanings herein specified, with each such definition to be equally applicable both to the singular and the plural forms of the term so defined.
“Action” means any claim, action, suit, investigation, inquiry, proceeding, condemnation or audit by or before any court or other Governmental Authority or any arbitration proceeding.
“Affiliate” means, with to respect to а specified Person, any other Person controlling, controlled by or under common control with that first Person. As used in this definition, the term “control” includes (i) with respect to any Person having voting securities or the equivalent and elected directors, managers or Persons performing similar functions, the ownership of or power to vote, directly or indirectly, voting securities or the equivalent representing 50% or more of the power to vote in the election of directors, managers or Persons performing similar functions, (ii) ownership of 50% or more of the equity or equivalent interest in any Person and (iii) the ability to direct the business and affairs of any Person by acting as a general partner, manager or otherwise. Notwithstanding the foregoing, for purposes of this Agreement, Delek US and its subsidiaries (other than the General Partner and the Partnership and its subsidiaries), including the Seller, on the one hand, and the General Partner and the Partnership and its subsidiaries, including the Buyer, on the other hand, shall not be considered Affiliates of each other.
“Agreement” has the meaning set forth in the preamble.
“Ancillary Documents” means, collectively, the Buyer Ancillary Documents and the Seller Ancillary Documents.
“Applicable Law” means any applicable statute, law, regulation, ordinance, rule, judgment, rule of law, decree, Permit, requirement, or other governmental restriction or any similar form of decision of, or any provision or condition issued under any of the foregoing by, or any determination by any Governmental Authority having or asserting jurisdiction over the matter or matters in question, whether now or hereafter in effect and in each case as amended (including, without limitation, all of the terms and provisions of the common law of such Governmental Authority), as interpreted and enforced at the time in question, including Environmental Law.
“Bill of Sale” has the meaning set forth in Section 3.2(b).
“Business Day” means any day on which banks are open for business in Texas, other than Saturday or Sunday.
“Books and Records” has the meaning set forth in Section 2.2(d).
“Buyer” has the meaning set forth in the preamble.
“Buyer Ancillary Documents” means each agreement, document, instrument or certificate to be delivered by the Buyer, or its Affiliates, at the Closing pursuant to Section 3.3 hereof and each

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other document or Contract entered into by the Buyer, or its Affiliates, in connection with this Agreement or the Closing.
“Buyer Indemnified Costs” means (a) any and all damages, losses, Claims, liabilities, demands, charges, suits, penalties, costs, and expenses (including court costs and reasonable attorneys’ fees and expenses incurred in investigating and preparing for any litigation or proceeding) that any of the Buyer Indemnified Parties incurs and that arise out of or relate to any breach of a representation, warranty or covenant of Seller under this Agreement, and (b) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs, and expenses, including reasonable legal fees and expenses, incident to any of the foregoing. Notwithstanding anything in the foregoing to the contrary, Buyer Indemnified Costs shall exclude any and all Special Damages (other than those that are a result of (x) a third-party claim for Special Damages, (y) the gross negligence or willful misconduct of the Seller or (z) the failure of the Seller to perform its obligations under Section 6.8).
“Buyer Indemnified Parties” means Buyer and each officer, director, partner, manager, employee, consultant, stockholder, and Affiliate of Buyer, including the Partnership.
“Claim” means any existing or threatened future claim, demand, suit, action, investigation, proceeding, governmental action or cause of action of any kind or character (in each case, whether civil, criminal, investigative or administrative), known or unknown, under any theory, including those based on theories of contract, tort, statutory liability, strict liability, employer liability, premises liability, products liability, breach of warranty or malpractice.
“Claimant” has the meaning set forth in Section 9.5.
“Closing” has the meaning set forth in Section 3.1.
“Closing Date” has the meaning set forth in Section 3.1.
“Confidential Information” means all information, documents, records and data that a Party furnishes or otherwise discloses to the other Party (including any such items furnished prior to the execution of this Agreement), together with all analyses, compilations, studies, memoranda, notes or other documents, records or data (in whatever form maintained, whether documentary, computer or other electronic storage or otherwise) prepared by the receiving Party which contain or otherwise reflect or are generated from such information, documents, records and data; provided, however, that the term “Confidential Information” does not include any information that (a) at the time of disclosure or thereafter is or becomes generally available to or known by the public (other than as a result of a disclosure by the receiving Party), (b) is developed by the receiving Party without reliance on any Confidential Information or (c) is or was available to the receiving Party on a nonconfidential basis from a source other than the disclosing Party that, insofar as is known to the receiving Party after reasonable inquiry, is not prohibited from transmitting the information to the recipient by a contractual, legal or fiduciary obligation to the disclosing Party.
“Consents” means all notices to, authorizations, consents, Orders or approvals of, or registrations, declarations or filings with, or expiration of waiting periods imposed by, any

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Governmental Authority, and any notices to, consents or approvals of any other third party, in each case that are required by Applicable Law or by Contract in order to consummate the transactions contemplated by this Agreement and the Ancillary Documents.
“Contract” means any written contract, agreement, indenture, instrument, note, bond, loan, lease, mortgage, franchise, license agreement, purchase order, binding bid or offer, binding term sheet or letter of intent or memorandum, commitment, letter of credit or any other legally binding arrangement, including any amendments or modifications thereof and waivers relating thereto.
“Delek US” means Delek US Holdings, Inc., a Delaware corporation.
“Dispute” means any and all disputes, Claims, controversies and other matters in question between Seller, on the one hand, and Buyer, on the other hand, arising out of or relating to this Agreement or the alleged breach hereof, or in any way relating to the subject matter of this Agreement regardless of whether (a) allegedly extra-contractual in nature, (b) sounding in contract, tort or otherwise, (c) provided for by Applicable Law or otherwise or (d) seeking damages or any other relief, whether at law, in equity or otherwise.
“Effective Time” has the meaning set forth in Section 3.1.
“Encumbrance” means any mortgage, pledge, charge, hypothecation, claim, easement, right of purchase, security interest, deed of trust, conditional sales agreement, encumbrance, interest, option, lien, right of first refusal, right of way, defect in title, encroachments or other restriction, whether or not imposed by operation of Applicable Law, any voting trust or voting agreement, stockholder agreement or proxy.
“Environmental Consent Decree” has the meaning set forth in Section 5.6.
“Environmental Permit” means any permit, approval, identification number, license, registration, consent, exemption, variance or other authorization required under or issued pursuant to any applicable Environmental Law.
“Environmental Law” means all federal, state, and local laws, statutes, rules, regulations, orders, judgments, ordinances, codes, injunctions, decrees, Environmental Permits and other legally enforceable requirements and rules of common law now or hereafter in effect, relating to pollution or protection of human health and the environment including, without limitation, the federal Comprehensive Environmental Response, Compensation, and Liability Act, the Superfund Amendments Reauthorization Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Federal Water Pollution Control Act, the Toxic Substances Control Act, the Oil Pollution Act, the Safe Drinking Water Act, the Hazardous Materials Transportation Act, and other similar federal, state or local environmental conservation and protection laws, each as amended from time to time.
“Excluded Assets” has the meaning set forth in Section 2.3.

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“Existing Agreements” means all Contracts to which the Seller is a party or by which it is bound that are related to the Transferred Assets.
“Fundamental Representations” has the meaning set forth in Section 7.4(a).
“General Partner” means Delek Logistics GP, LLC, a Delaware limited liability company.
“Governmental Authority” means any federal, state, local or foreign government or any provincial, departmental or other political subdivision thereof, or any entity, body or authority exercising executive, legislative, judicial, regulatory, administrative or other governmental functions or any court, department, commission, board, bureau, agency, instrumentality or administrative body of any of the foregoing.
“Indemnified Costs” means the Buyer Indemnified Costs and the Seller Indemnified Costs, as applicable.
“Indemnified Party” means the Buyer Indemnified Parties and the Seller Indemnified Parties.
“Indemnifying Party” has the meaning set forth in Section 8.2.
“Lease and Access Agreement” has the meaning set forth in Section 3.2(a).
“Material Adverse Effect” means any material adverse change, circumstance, effect or condition in or relating to the Transferred Assets or the assets, financial condition, results of operations, or business of any Person or that materially impedes the ability of any Person to consummate the transactions contemplated hereby, other than any change, circumstance, effect or condition in the refining or pipelines industries generally (including any change in the prices of crude oil, natural gas, natural gas liquids, feedstocks or refined products or other hydrocarbon products, industry margins or any regulatory changes or changes in Applicable Law) or in United States or global economic conditions or financial markets in general. Any determination as to whether any change, circumstance, effect or condition has a Material Adverse Effect shall be made only after taking into account all effective insurance coverages and effective third-party indemnifications with respect to such change, circumstance, effect or condition.
“Omnibus Agreement” means that certain Omnibus Agreement entered into and effective as of November 7, 2012, by and among Delek US, the Seller, Lion Oil Company, the Partnership, Paline Pipeline Company, LLC, SALA Gathering Systems, LLC, Magnolia Pipeline Company, LLC, El Dorado Pipeline Company, LLC, Delek Crude Logistics, LLC, Delek Marketing-Big Sandy, LLC, Delek Logistics Operating, LLC and the General Partner.
“Order” means any order, writ, injunction, decree, compliance or consent order or decree, settlement agreement, schedule and similar binding legal agreement issued by or entered into with a Governmental Authority.
“Partnership” means Delek Logistics Partners, LP, a Delaware limited partnership.

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“Party” and “Parties” have the meanings set forth in the preamble.
“Permits” has the meaning set forth in Section 2.2(c).
“Permitted Encumbrances” means (a) liens for taxes not yet due and payable; (b) liens of mechanics, laborers, suppliers, workers and materialmen incurred in the ordinary course of business for sums not yet due or being diligently contested in good faith; and (c) liens securing rental, storage, throughput, handling or other fees or charges owing from time to time to common carriers, solely to the extent of such fees or charges.
“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, Governmental Authority or other entity.
“Purchase Price” has the meaning set forth in Section 2.5(a).
“Receiving Party Personnel” has the meaning set forth in Section 9.6(d).
“Respondent” has the meaning set forth in Section 9.5.
“Restated Omnibus Agreement” has the meaning set forth in Section 3.2(d).
“Right of Way Agreement” has the meaning set forth in Section 3.2(f).
“Seller” has the meaning set forth in the preamble.
“Seller Ancillary Documents” means each agreement, document, instrument or certificate to be delivered by the Seller, or its Affiliates, at the Closing pursuant to Section 3.2 hereof and each other document or Contract entered into by the Seller, or its Affiliates, in connection with this Agreement or the Closing.
“Seller Indemnified Costs” means (a) any and all damages, losses, Claims, liabilities, demands, charges, suits, penalties, costs, and expenses (including court costs and reasonable attorneys’ fees and expenses incurred in investigating and preparing for any litigation or proceeding) that any of the Seller Indemnified Parties incurs and that arise out of or relate to any breach of a representation, warranty or covenant of Buyer under this Agreement, and (b) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs, and expenses, including reasonable legal fees and expenses, incident to any of the foregoing. Notwithstanding anything in the foregoing to the contrary, Seller Indemnified Costs shall exclude any and all Special Damages (other than those that are a result of (x) a third-party claim for Special Damages or (y) the gross negligence or willful misconduct of Buyer).
“Seller Indemnified Parties” means Seller and each officer, director, partner, manager, employee, consultant, stockholder, and Affiliate of Seller, including Delek US.
“Site Services Agreement” has the meaning set forth in Section 3.2(e).

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“Special Damages” means any consequential, punitive, special, incidental or exemplary damages, or for loss of profits or revenues.
“Tankage” has the meaning set forth in Section 2.2(b).
“Terminal” has the meaning set forth in Section 2.2(a).
“third-party action” has the meaning set forth in Section 8.2.
“Transferred Assets” has the meaning set forth in Section 2.2.
“Throughput and Tankage Agreement” has the meaning set forth in Section 3.2(c).
“Tyler Refinery” has the meaning set forth in the preamble.
“Under Construction Tanks” has the meaning set forth in Section 6.6.
ARTICLE II
TRANSFER OF ASSETS AND AGGREGATE CONSIDERATION
2.1    Sale of Assets. Subject to all of the terms and conditions of this Agreement, the Seller hereby sells, assigns, transfers and conveys to the Buyer, and the Buyer hereby purchases and acquires from the Seller, the Transferred Assets, free and clear of all Encumbrances, other than Permitted Encumbrances.
2.2    Transferred Assets. For purposes of this Agreement, the term “Transferred Assets” shall mean the following assets, properties and rights of the Seller, other than the Excluded Assets:
(a)    all of the Seller’s right, title and interest to the light products loading rack located adjacent to the Tyler Refinery, including the loading facilities, piping, meters, recorders, valves, fittings, improvements, truck and other facilities related thereto, set forth on Schedule 2.2(a) to this Agreement (the “Terminal”);
(b)    all of the Seller’s right, title and interest to the crude oil, refined products and intermediates storage tanks located at the Tyler Refinery and all spheres, bullets, valves, pumps, meters, recorders, fittings, improvements and other equipment related to such storage tanks, set forth on Schedule 2.2(b) to this Agreement (the “Tankage”);
(c)    to the extent transferable or assignable, all permits, licenses, sublicenses, certificates, approvals, consents, notices, waivers, variances, franchises, registrations, orders, filings, accreditations, or other similar authorizations, including pending applications or filings therefor and renewals thereof, required by any Applicable Law or Governmental Authority or granted by any Governmental Authority that are related to the Transferred Assets (collectively, the “Permits”);
(d)    all of the records and files related to the operation of the Transferred Assets, including, plans, drawings, instruction manuals, operating and technical data and records, whether

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computerized or hard copy, tax files, books, records, tax returns and tax work papers, supplier lists, reference catalogs, surveys, engineering statements, maintenance records and studies, environmental records, environmental reporting information, emission data, testing and sampling data and procedures, data related to the pipelines and tanks associated with construction, inspection and operating records, any and all information necessary to meet compliance obligations with respect to Environmental Laws and any other Applicable Laws, in each case related to the Transferred Assets and existing as of the Closing Date (the “Books and Records”);
(e)    all of the Seller’s right, title and interest, if any, in and to unexpired warranties and guarantees from third parties that are not Affiliates of the Seller to the extent related to the Transferred Assets and to the extent such warranties or guarantees are transferable to the Buyer, including warranties set forth in any equipment purchase agreement, construction agreement, lease agreement, consulting agreement or agreement for architectural or engineering services, it being understood that nothing in this paragraph shall be construed as a representation by the Seller that any such warranty remains in effect or is enforceable; and
(f)    all claims, demands, causes of action, choses in action, rights of recovery, rights of set-off, rights to refunds and similar rights against third parties that are not Affiliates of the Seller (including indemnification and contribution) to the extent related to (i) the ownership or operation of the Transferred Assets after the Effective Time or (ii) any damage to the Transferred Assets not repaired prior to the Effective Time, or any portion thereof, if any, including those set forth on Schedule 2.2(f) and including any claims for refunds, prepayments, offsets, recoupment, condemnation awards, judgments and the like, whether received as payment or credit against future liabilities, in each case to the extent related to the matters covered by clauses (i) or (ii) above.
2.3    Excluded Assets. The Transferred Assets shall not include, and the Seller reserves and retains all right, title and interest in and to the following (collectively, the “Excluded Assets”):
(a)    all real property, including all real property subject to the Lease and Access Agreement;
(b)    all inventory, including raw materials, intermediates, products, byproducts and wastes that is stored in the Tankage or the storage facilities located at the Terminal at or prior to the Closing;
(c)    the rights of the Seller to the name “Delek” or any related or similar trade names, trademarks, service marks, corporate names or logos, or any part, derivative or combination thereof;
(d)    all of the Seller’s and any of its Affiliates’ right, title and interest in and to all accounts receivable and all notes, bonds, and other evidences of indebtedness of and rights to receive payments arising out of sales, services, rentals and other activities occurring in connection with and attributable to the ownership or operation of the Transferred Assets prior to the Effective Time and the security arrangements, if any, related thereto, including any rights with respect to any third party collection procedures or any other actions or proceedings in connection therewith;

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(e)    all rights, titles, claims and interests of the Seller or any of its Affiliates (i) under any policy or agreement of insurance, (ii) under any bond, (iii) to or under any condemnation damages or awards in regard to any taking or (iv) to any insurance or bond proceeds; and
(f)    all claims, demands, causes of action, choses in action, rights of recovery, rights of set-off, rights to refunds, and similar rights in favor of the Seller or any of their Affiliates of any kind to the extent relating to (i) the Excluded Assets or (ii) the ownership of the Transferred Assets prior to the Effective Time (other than any damage to the Transferred Assets not repaired prior to the Effective Time).
2.4    No Assumption of Liabilities. Except as expressly set forth herein, or in the Ancillary Documents, the Buyer shall not assume or become obligated with respect to any obligation or liability of the Seller and its Affiliates of any nature whatsoever, as a result of the transactions contemplated by this Agreement.
2.5    Consideration.
(a)    The aggregate consideration to be paid by the Buyer for the Transferred Assets shall be $94,800,000 (the “Purchase Price”).
(b)    The Purchase Price shall be paid at the Closing by wire transfer of immediately available funds to the accounts specified by the Seller.
ARTICLE III
CLOSING
3.1    Closing. The closing of the transactions contemplated hereby (the “Closing”) shall take place simultaneously with the execution of this Agreement. The date of the Closing is referred to herein as the “Closing Date” and the Closing is deemed to be effective as of 12:01 a.m., Houston, Texas time, on the Closing Date (the “Effective Time”).
3.2    Deliveries by the Seller. At the Closing, the Seller shall deliver, or cause to be delivered, to the Buyer the following:
(a)    A counterpart to the lease and access agreement in the form mutually agreed upon by the Parties (the “Lease and Access Agreement”), duly executed by the Seller.
(b)    The bill of sale and assignment in the form mutually agreed upon by the Parties (the “Bill of Sale”), duly executed by the Seller.
(c)    A counterpart of the throughput and tankage agreement in the form of mutually agreed upon by the Parties (the “Throughput and Tankage Agreement”), duly executed by the Seller.
(d)    A counterpart of the amended and restated omnibus agreement in the form mutually agreed upon by the Parties (the “Restated Omnibus Agreement”), duly executed by

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Delek US and each applicable subsidiary of Delek US (excluding the General Partner, the Buyer and the Partnership and its subsidiaries).
(e)    A counterpart of the site services agreement in the form mutually agreed upon by the Parties (the “Site Services Agreement”), duly executed by the Seller.
(f)    A counterpart to the right of way agreement in the form mutually agreed upon by the Parties (the “Right of Way Agreement”), duly executed by the Seller.
(g)    Evidence in form and substance reasonably satisfactory to the Buyer of the release and termination of all Encumbrances on the Transferred Assets, other than Permitted Encumbrances.
3.3    Deliveries by the Buyer. At the Closing, the Buyer shall deliver, or cause to be delivered, to the Seller the following:
(a)    The Purchase Price as provided in Section 2.2(b).
(b)    A counterpart to the Lease and Access Agreement, duly executed by the Buyer.
(c)    A counterpart to the Throughput and Tankage Agreement, duly executed by the Buyer.
(d)    A counterpart of the Restated Omnibus Agreement, duly executed by the the General Partner, the Buyer and the Partnership and its subsidiaries.
(e)    A counterpart to the Site Services Agreement, duly executed by the Buyer.
(f)    A counterpart to the Right of Way Agreement, duly executed by the Buyer.
3.4    Prorations. On the Closing Date, or as promptly as practicable following the Closing Date, but in no event later than 60 calendar days thereafter, the real, if any, and personal property taxes with respect to the Transferred Assets shall be prorated between the Buyer, on the one hand, and the Seller, on the other hand, effective as of the Effective Time with the Seller being responsible for amounts related to the period prior to but excluding the Effective Time and the Buyer being responsible for amounts related to the period at and after the Effective Time. If the final property tax rate or final assessed value for the current tax year is not established by the Closing Date, the prorations shall be made on the basis of the rate or assessed value in effect for the preceding tax year and shall be adjusted when the exact amounts are determined. All such prorations shall be based upon the most recent available assessed value available prior to the Closing Date.
3.5    Reimbursement. If the Buyer, on the one hand, or the Seller, on the other hand, pays any tax agreed to be borne by the other Party under this Agreement, such other Party shall promptly reimburse the paying Party for the amounts so paid. If any Party receives any tax refund or credit applicable to a tax paid by another Party hereunder, the receiving Party shall promptly pay such amounts to the Party entitled thereto.

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ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE SELLER
The Seller hereby represents and warrants to the Buyer that as of the date of this Agreement:
4.1    Organization. The Seller is a limited partnership duly organized and validly existing, under the Applicable Laws of the State of Texas. The Seller is duly authorized to conduct business and is in good standing under the Applicable Laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a Material Adverse Effect. The Seller has the requisite limited partnership power and authority necessary to carry on its business and to own and use the Transferred Assets owned or operated by it.
4.2    Authorization. The Seller has full limited partnership power and authority to execute, deliver, and perform this Agreement and any Seller Ancillary Documents to which it is a party. The execution, delivery, and performance by the Seller of this Agreement and the Seller Ancillary Documents and the consummation by the Seller of the transactions contemplated hereby and thereby, have been duly authorized by all necessary limited partnership action of the Seller. This Agreement has been duly executed and delivered by the Seller and constitutes, and each such Seller Ancillary Document executed or to be executed by the Seller has been, or when executed will be, duly executed and delivered by the Seller and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of the Seller, enforceable against it in accordance with their terms, except to the extent that such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting creditors’ rights and remedies generally and (b) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.
4.3    No Conflicts or Violations; No Consents or Approvals Required. The execution, delivery and performance by the Seller of this Agreement and the other Seller Ancillary Documents to which it is a party does not, and the consummation of the transactions contemplated hereby and thereby will not, (a) violate, conflict with, or result in any breach of any provision of the Seller’s certificate of formation or agreement of limited partnership, (b) violate in any material respect any Applicable Law to which the Seller is subject or to which any Transferred Asset is subject or (c) result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice or trigger any rights to payment or other compensation under any Existing Agreement, or that could prevent or materially delay the consummation of the transactions contemplated by this Agreement. No Consent of any Governmental Authority is required in connection with the execution, delivery and performance by the Seller of this Agreement and the Seller Ancillary Documents to which the Seller is a party or the consummation of the transactions contemplated hereby or thereby.
4.4    Absence of Litigation. There is no Action pending or, to the knowledge of the Seller, threatened against the Seller or any of its Affiliates relating to the transactions contemplated by this Agreement or the Ancillary Documents or the Transferred Assets which, if adversely determined, would reasonably be expected to materially impair the ability of the Seller to perform its obligations and agreements under this Agreement or the Seller Ancillary Documents and to consummate the transactions contemplated hereby and thereby.

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4.5    Bankruptcy. There are no bankruptcy, reorganization or rearrangement proceedings under any bankruptcy, insolvency, reorganization, moratorium or other similar laws with respect to creditors pending against, being contemplated by, or, to the knowledge of the Seller, threatened, against the Seller.
4.6    Brokers and Finders. No investment banker, broker, finder, financial advisor or other intermediary has been retained by or is authorized to act on behalf of the Seller who is entitled to receive from the Buyer any fee or commission in connection with the transactions contemplated by this Agreement.
4.7    Title to Transferred Assets.
(a)    The Seller has good and valid title to the Transferred Assets, free and clear of all Encumbrances, other than Permitted Encumbrances.
(b)    There has not been granted to any Person, and no Person possesses, any right of first refusal to purchase any of the Transferred Assets, except pursuant to this Agreement and the Omnibus Agreement.
4.8    Permits. The Seller has all material Permits necessary for the operation of the Transferred Assets at the location and in the manner operated as of the date hereof. The Seller is in material compliance with all Permits, all such Permits are in full force and effect, and there is no Action pending or, to the knowledge of the Seller, threatened before any Governmental Authority that seeks the revocation, cancellation, suspension or adverse modification thereof.
4.9    Condition of Transferred Assets. The Transferred Assets are in good operating condition and repair (normal wear and tear excepted), are free from material defects (patent and latent), are suitable for the purposes for which they are currently used and are not in need of material maintenance or repairs except for ordinary routine maintenance and repairs, except that Tanks 137, 156 and 162 are currently not operating as they undergo maintenance and repairs to comply with current minimum standards under American Petroleum Institute Standard 653 for Aboveground Storage Tanks.
4.10    Compliance with Applicable Law. Except where the failure to be in compliance would not have a Material Adverse Effect, with respect to the Transferred Assets, including their operation, the Seller is and has been in compliance with all, and to the knowledge of the Seller is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of any, Applicable Laws (other than Environmental Laws).
4.11    Compliance with Environmental Law. Except where the failure to be in compliance would not have a Material Adverse Effect, with respect to the Transferred Assets, including their operation, the Seller is and has been in compliance with all, and to the knowledge of the Seller is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of any, applicable Environmental Laws.
4.12    WAIVERS AND DISCLAIMERS. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, EXCEPT FOR THE EXPRESS

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REPRESENTATIONS AND WARRANTIES AND OTHER COVENANTS AND AGREEMENTS MADE BY THE PARTIES IN THIS AGREEMENT, THE ANCILLARY DOCUMENTS AND THE RESTATED OMNIBUS AGREEMENT, THE PARTIES HERETO ACKNOWLEDGE AND AGREE THAT NONE OF THE PARTIES HAS MADE, DOES NOT MAKE, AND EACH SUCH PARTY SPECIFICALLY NEGATES AND DISCLAIMS, ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS, IMPLIED OR STATUTORY, ORAL OR WRITTEN, PAST OR PRESENT, REGARDING (I) THE VALUE, NATURE, QUALITY OR CONDITION OF THE TRANSFERRED ASSETS INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL, GEOLOGY OR ENVIRONMENTAL CONDITION OF THE TRANSFERRED ASSETS GENERALLY, INCLUDING THE PRESENCE OR LACK OF HAZARDOUS SUBSTANCES OR OTHER MATTERS ON THE TRANSFERRED ASSETS, (II) THE INCOME TO BE DERIVED FROM THE TRANSFERRED ASSETS, (III) THE SUITABILITY OF THE TRANSFERRED ASSETS FOR ANY AND ALL ACTIVITIES AND USES THAT MAY BE CONDUCTED THEREON, (IV) THE COMPLIANCE OF OR BY THE TRANSFERRED ASSETS OR THEIR OPERATION WITH ANY APPLICABLE LAWS (INCLUDING WITHOUT LIMITATION ANY ZONING, ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS), OR (V) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE TRANSFERRED ASSETS. EXCEPT TO THE EXTENT PROVIDED IN THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE RESTATED OMNIBUS AGREEMENT, NONE OF THE PARTIES IS LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE TRANSFERRED ASSETS FURNISHED BY ANY AGENT, EMPLOYEE, SERVANT OR THIRD PARTY. EXCEPT TO THE EXTENT PROVIDED IN THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE RESTATED OMNIBUS AGREEMENT, EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE TRANSFER AND CONVEYANCE OF THE TRANSFERRED ASSETS SHALL BE MADE IN AN “AS IS,” “WHERE IS” CONDITION WITH ALL FAULTS, AND THE TRANSFERRED ASSETS ARE TRANSFERRED AND CONVEYED SUBJECT TO ALL OF THE MATTERS CONTAINED IN THIS SECTION 4.12. THIS SECTION 4.12 SHALL SURVIVE THE TRANSFER AND CONVEYANCE OF THE TRANSFERRED ASSETS OR THE TERMINATION OF THIS AGREEMENT. THE PROVISIONS OF THIS SECTION 4.12 HAVE BEEN NEGOTIATED BY THE PARTIES AFTER DUE CONSIDERATION AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE TRANSFERRED ASSETS THAT MAY ARISE PURSUANT TO APPLICABLE LAW NOW OR HEREAFTER IN EFFECT, OR OTHERWISE, EXCEPT AS SET FORTH IN THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE RESTATED OMNIBUS AGREEMENT.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE BUYER
The Buyer hereby represents and warrants to the Seller that as of the date of this Agreement:

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5.1    Organization. The Buyer is an entity duly organized, validly existing and in good standing under the Applicable Laws of its state of organization.
5.2    Authorization. The Buyer has full limited liability company power and authority to execute, deliver, and perform this Agreement and any Buyer Ancillary Documents to which it is a party. The execution, delivery, and performance by the Buyer of this Agreement and the Buyer Ancillary Documents and the consummation by the Buyer of the transactions contemplated hereby and thereby, have been duly authorized by all necessary limited liability company action of the Buyer. This Agreement has been duly executed and delivered by the Buyer and constitutes, and each such Buyer Ancillary Document executed or to be executed the Buyer has been, or when executed will be, duly executed and delivered by the Buyer and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of the Buyer, enforceable against it in accordance with their terms, except to the extent that such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting creditors’ rights and remedies generally and (b) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.
5.3    No Conflicts or Violations; No Consents or Approvals Required. The execution, delivery and performance by the Buyer of this Agreement and the Buyer Ancillary Documents to which it is a party does not, and consummation of the transactions contemplated hereby and thereby will not, (a) violate, conflict with, or result in any breach of any provisions of the Buyer’s certificate of formation or limited liability company agreement, (b) violate in any material respect any Applicable Law to which the Buyer is subject or (c) result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice or trigger any rights to payment or other compensation under any Contract to which the Buyer is a party or by which it is bound that could prevent or materially delay the consummation of the transactions contemplated by this Agreement. No Consent of any Governmental Authority is required in connection with the execution, delivery and performance by the Buyer of this Agreement and the Buyer Ancillary Documents to which the Buyer is a party or the consummation of the transactions contemplated hereby or thereby.
5.4    Absence of Litigation. There is no Action pending or, to the knowledge of the Buyer, threatened against the Buyer or any of its Affiliates relating to the transactions contemplated by this Agreement or the Ancillary Documents or which, if adversely determined, would reasonably be expected to materially impair the ability of the Buyer to perform its obligations and agreements under this Agreement or the Buyer Ancillary Documents and to consummate the transactions contemplated hereby and thereby.
5.5    Brokers and Finders. No investment banker, broker, finder, financial advisor or other intermediary has been retained by or is authorized to act on behalf of the Buyer who is entitled to receive from the Seller any fee or commission in connection with the transactions contemplated by this Agreement.
5.6    Environmental Consent Decree. The Buyer acknowledges that it has received notice and a copy of the consent decree entered in United States v. Tyler Holding Company, Inc. and Delek

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Refining, Ltd., case number 6:09-cv-319 (Eastern District of Texas) (the "Environmental Consent Decree").
ARTICLE VI
COVENANTS
6.1    Additional Agreements. Subject to the terms and conditions of this Agreement, the Ancillary Documents and the Restated Omnibus Agreement, each of the Parties shall use its commercially reasonable efforts to do, or cause to be taken all action and to do, or cause to be done, all things necessary, proper, or advisable under Applicable Laws to consummate and make effective the transactions contemplated by this Agreement. If at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, the Parties and their duly authorized representatives shall use commercially reasonable efforts to take all such action.
6.2    Further Assurances. After the Closing, each Party shall take such further actions, including obtaining consents to assignment from third parties, and execute such further documents as may be necessary or reasonably requested by the other Party in order to effectuate the intent of this Agreement and the Ancillary Documents and to provide such other Party with the intended benefits of this Agreement and the Ancillary Documents. Following the Closing, the Buyer and the Seller agree to remit to the other Party or its Affiliates, as applicable, with reasonable promptness, any payments, rebates, bills or other correspondence received on or in respect of, or otherwise relevant to the other Party or its Affiliates including, with respect to the Buyer, the Transferred Assets or, with respect to the Seller, the Excluded Assets.
6.3    Cooperation on Tax Matters. Following the Closing Date, the Parties shall cooperate fully with each other and shall make available to the other, as reasonably requested and at the expense of the requesting Party, and to any Governmental Authority responsible for the administration of any tax, all information, records or documents relating to tax liabilities or potential tax liabilities of the Seller for all periods at or prior to the Effective Time and any information which may be relevant to determining the amount payable under this Agreement, and shall preserve all such information, records and documents at least until the expiration of any applicable statute of limitations or extensions thereof.
6.4    Cooperation for Litigation and Other Actions. Each Party shall cooperate reasonably with the other Party, at the requesting Party’s expense (but including only out-of-pocket expenses to unaffiliated third parties, photocopying and delivery costs and not the costs incurred by any Party for the wages or other benefits paid to its officers, directors or employees), in furnishing reasonably available information, testimony and other assistance in connection with any proceedings, tax audits or other disputes involving any of the Parties hereto (other than in connection with disputes between the Parties).
6.5    Retention of and Access to Books and Records.
(a)    As promptly as practicable and in any event before 30 days after the Closing Date, the Seller will deliver or cause to be delivered to the Buyer, at the Buyer’s request, the Books and Records that are in the possession or control of the Seller or its Affiliates and that relate to the operation of the Transferred Assets. The Buyer agrees to hold and maintain the Books and Records

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so that they may be reasonably retrievable and not to destroy or dispose of any portion thereof for a period of three years from the Closing Date or such longer time as may be required by Applicable Law, provided that, if it desires to destroy or dispose of such Books and Records during such period, it will first offer in writing at least 60 days before such destruction or disposition to surrender them to the Seller and if the Seller does not accept such offer within 30 days after receipt of such offer, the Buyer may take such action.
(b)    The Buyer agrees to afford the Seller and its Affiliates and their respective accountants, counsel and other designated individuals, during normal business hours, upon reasonable request, at a mutually agreeable time, full access to and the right to make copies of the Books and Records at no cost to the Seller or its Affiliates (other than for reasonable out-of-pocket expenses); provided that such access will not be construed to require the disclosure of Books and Records that would cause the waiver of any attorney-client, work product or like privilege; provided, further, that in the event of any litigation, nothing herein shall limit any Party’s rights of discovery under Applicable Law. Without limiting the generality of the preceding sentences, the Buyer agrees to provide the Seller and its Affiliates reasonable access to and the right to make copies of the Books and Records after the Closing for the purposes of assisting the Seller and its Affiliates (a) in complying with the Seller’s obligations under this Agreement, (b) in preparing and delivering any accounting statements provided for under this Agreement and adjusting, prorating and settling the charges and credits provided for in this Agreement, (c) in owning or operating the Excluded Assets, (d) in preparing tax returns, (e) in responding to or disputing any tax audit, (f) in asserting, defending or otherwise dealing with any claim or dispute, known or unknown, under this Agreement or with respect to Excluded Assets or (g) in asserting, defending or otherwise dealing with any third party claim or dispute by or against the Seller or its Affiliates relating to the Transferred Assets.
6.6    Tanks Under Construction. Tanks 2, 9, 15, 18 and 154 at the Tyler Refinery (the “Under Construction Tanks”) are under construction and, as of the date of this Agreement, such construction is incomplete. The Under Construction Tanks are owned by the Seller and have not been transferred to the Buyer prior to or contemporaneously with the Closing. Following the Closing, the Seller agrees that it shall complete the construction of the Under Construction Tanks in an expeditious and diligent manner and at the Seller’s sole cost and expense, and the Buyer shall be entitled to participate in all stages of planning, scheduling, implementing and oversight of the construction. Upon completion of the construction of each Under Construction Tank, the Seller shall take such further actions and execute such further documents as may be necessary or reasonably requested by the Buyer to convey title to it, free and clear of all Encumbrances, other than Permitted Encumbrances, to the Buyer. Prior to the conveyance of an Under Construction Tank as described in the prior sentence, risk of loss for the Under Construction Tank shall remain with the Seller, and any loss, destruction or damage to such tank shall not relieve the Seller of the obligation to diligently construct and convey such tank as described herein. Notwithstanding the foregoing, the Seller shall not be entitled to any consideration for conveyance of the Under Construction Tanks other than the consideration received under Section 2.5, and conveyance of the Under Construction Tanks shall not affect the Seller’s obligations under the Throughput and Tankage Agreement. Following the conveyance of each Under Construction Tank, the terms “Transferred Assets” and “Tankage” shall be deemed to include such Tank, as applicable, for all purposes, including (i) breaches of representations and warranties hereunder and any indemnification to which the Buyer is entitled as

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a result thereof, and (ii) any Ancillary Documents containing provisions or defined terms that refer to or derive their meaning from the definition of “Transferred Assets” under this Agreement.
6.7    Environmental Consent Decree. Upon the Seller’s request, the Buyer will execute a modification to the Environmental Consent Decree that makes the Buyer responsible for complying with the terms and conditions of the Environmental Consent Decree as may be required by the United States Environmental Protection Agency. The Parties acknowledge that the prior sentence does not affect the indemnity in Section 3.1(a)(v) of the Omnibus Agreement.
6.8    Permits. During the term of the Throughput and Tankage Agreement, (a) the Seller shall maintain all Permits necessary for the operation of the Transferred Assets, and (b) if the Buyer reasonably determines that it is necessary to transfer any such Permits to the Buyer or its designee, the Seller shall, at its own expense, take such actions as are necessary to transfer such Permits.
ARTICLE VII
INDEMNIFICATION
7.1    Indemnification of Buyer and Seller. From and after the Closing and subject to the provisions of this Article VII, (i) Seller agrees to indemnify and hold harmless the Buyer Indemnified Parties from and against any and all Buyer Indemnified Costs and (ii) Buyer agrees to indemnify and hold harmless the Seller Indemnified Parties from and against any and all Seller Indemnified Costs. For the avoidance of doubt, the foregoing indemnification is intended to be in addition to and not in limitation of any indemnification to which the Parties may be entitled under the Ancillary Documents.
7.2    Defense of Third-Party Claims. An Indemnified Party shall give prompt written notice to Seller or Buyer, as applicable (the “Indemnifying Party”), of the commencement or assertion of any action, proceeding, demand, or claim by a third party (collectively, a “third-party action”) in respect of which such Indemnified Party seeks indemnification hereunder. Any failure so to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability that it, he, or she may have to such Indemnified Party under this Article VII unless the failure to give such notice materially and adversely prejudices the Indemnifying Party. The Indemnifying Party shall have the right to assume control of the defense of, settle, or otherwise dispose of such third-party action on such terms as it deems appropriate; provided, however, that:
(a)    The Indemnified Party shall be entitled, at its own expense, to participate in the defense of such third-party action (provided, however, that the Indemnifying Party shall pay the attorneys’ fees of the Indemnified Party if (i) the employment of separate counsel shall have been authorized in writing by any the Indemnifying Party in connection with the defense of such third-party action, (ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to have charge of such third-party action, (iii) the Indemnified Party shall have reasonably concluded that there may be defenses available to such Indemnified Party that are different from or additional to those available to the Indemnifying Party, or (iv) the Indemnified Party’s counsel shall have advised the Indemnified Party in writing, with a copy delivered to the Indemnifying Party, that there is a material conflict of interest that could violate applicable standards of professional conduct to have common counsel);

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(b)    The Indemnifying Party shall obtain the prior written approval of the Indemnified Party before entering into or making any settlement, compromise, admission, or acknowledgment of the validity of such third-party action or any liability in respect thereof if, pursuant to or as a result of such settlement, compromise, admission, or acknowledgment, injunctive or other equitable relief would be imposed against the Indemnified Party or if, in the opinion of the Indemnified Party, such settlement, compromise, admission, or acknowledgment could have a material adverse effect on its business;
(c)    The Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by each claimant or plaintiff to each Indemnified Party of a release from all liability in respect of such third-party action; and
(d)    The Indemnifying Party shall not be entitled to control (but shall be entitled to participate at its own expense in the defense of), and the Indemnified Party shall be entitled to have sole control over, the defense or settlement, compromise, admission, or acknowledgment of any third-party action (i) as to which the Indemnifying Party fails to assume the defense within a reasonable length of time or (ii) to the extent the third-party action seeks an order, injunction, or other equitable relief against the Indemnified Party which, if successful, would materially adversely affect the business, operations, assets, or financial condition of the Indemnified Party; provided, however, that the Indemnified Party shall make no settlement, compromise, admission, or acknowledgment that would give rise to liability on the part of any Indemnifying Party without the prior written consent of such Indemnifying Party.
The Parties shall extend reasonable cooperation in connection with the defense of any third-party action pursuant to this Article VII and, in connection therewith, shall furnish such records, information, and testimony and attend such conferences, discovery proceedings, hearings, trials, and appeals as may be reasonably requested.
7.3    Direct Claims. In any case in which an Indemnified Party seeks indemnification hereunder which is not subject to Section 7.2 because no third-party action is involved, the Indemnified Party shall notify the Indemnifying Party in writing of any Indemnified Costs which such Indemnified Party claims are subject to indemnification under the terms hereof.
Subject to the limitations set forth in Section 7.4(a), the failure of the Indemnified Party to exercise promptness in such notification shall not amount to a waiver of such claim unless the resulting delay materially prejudices the position of the Indemnifying Party with respect to such claim.
7.4    Limitations. The following provisions of this Section 7.4 shall limit the indemnification obligations hereunder:
(a)    The Indemnifying Party shall not be liable for any Indemnified Costs pursuant to this Article VII unless a written claim for indemnification in accordance with Section 7.2 or Section 7.3 is given by the Indemnified Party to the Indemnifying Party with respect thereto on or before 5:00 p.m., Houston, Texas time, on or prior to the first anniversary of the Closing Date;

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provided, however, that written claims for indemnification (i) for Indemnified Costs arising out of a breach of any representation or warranty contained in Sections 4.1, 4.2, 4.6, 4.7, 5.1, 5.2 and 5.5 (the “Fundamental Representations”) may be made at any time and (ii) for Indemnified Costs arising out of a breach of any covenant may be made at any time prior to the expiration of such covenant according to its terms.
(b)    An Indemnifying Party shall not be obligated to pay for any Indemnified Costs under this Article VII until the amount of all such Indemnified Costs exceeds, in the aggregate, $500,000, in which event Indemnifying Party shall pay or be liable for all such Indemnified Costs from the first dollar. The aggregate liability of an Indemnifying Party under this Article VII shall not exceed $15,000,000. The limitations in the previous two sentences shall not apply to Indemnified Costs to the extent such costs arise out of a breach of any Fundamental Representations.
(c)    Each Party acknowledges and agrees that, after the Closing Date, notwithstanding any other provision of this Agreement to the contrary, the Buyer’s and the other Buyer Indemnified Parties’ and the Seller’s and the other Seller Indemnified Parties’ sole and exclusive remedy with respect to the Indemnified Costs shall be in accordance with, and limited by, the provisions set forth in this Article VII. The Parties further acknowledge and agree that the foregoing is not the remedy for and does not limit the Parties’ remedies for matters covered by the indemnification provisions contained in the Ancillary Documents. Any indemnification obligation of the Seller to the Buyer Indemnified Parties on the one hand, or the Buyer to the Seller Indemnified Parties on the other hand, pursuant to this Article VII shall be reduced by an amount equal to any indemnification recovery by such Indemnified Parties pursuant to the other Ancillary Documents between the Parties to the extent that such other indemnification recovery arises out of the same event or circumstance giving rise to the indemnification obligation of the Seller or the Buyer, respectively, hereunder.
7.5    Tax Related Adjustments. The Seller and the Buyer agree that any payment of Indemnified Costs made hereunder will be treated by the Parties on their tax returns as an adjustment to the Purchase Price.
ARTICLE VIII
MISCELLANEOUS
8.1    Expenses. Except as provided in Section 3.4 of this Agreement, or as provided in the Ancillary Documents or the Restated Omnibus Agreement, all costs and expenses incurred by the Parties in connection with the consummation of the transactions contemplated hereby shall be borne solely and entirely by the Party which has incurred such expense. For the avoidance of doubt, the Buyer shall be responsible for all costs and expenses (including attorneys’ fees and expenses) incurred by the conflicts committee of the General Partner in connection with this Agreement and the transactions contemplated herein. Except as this Agreement otherwise provides, the Seller on the one hand and the Buyer on the other shall each be responsible for 50% of the payment of the aggregate costs associated with obtaining the consents, approvals or authorizations necessary to effect the transfer of the Transferred Assets to the Buyer as contemplated herein.

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8.2    Notices. All notices, requests, demands, and other communications hereunder will be in writing and will be deemed to have been duly given: (a) if by transmission by facsimile or hand delivery, when delivered; (b) if mailed via the official governmental mail system, five Business Days after mailing, provided that said notice is sent first class, postage pre-paid, via certified or registered mail, with a return receipt requested; (c) if mailed by an internationally recognized overnight express mail service such as FedEx, UPS, or DHL Worldwide, one Business Day after deposit therewith is prepaid; or (d) if by e-mail, one Business day after delivery with receipt is confirmed. All notices will be addressed to the Parties at the respective addresses as follows:
if to the Seller:
Delek Refining, Ltd.
c/о Delek US Holdings, Inc.
7102 Commerce Way
Brentwood, TN 37027
Attn: General Counsel
Telecopy No: (615) 435-1271

with a copy, which shall not constitute notice, to:

Delek Refining, Ltd.
c/о Delek US Holdings, Inc.
7102 Commerce Way
Brentwood, TN 37027
Attn: President
Telecopy No: (615) 435-1271

if to the Buyer:
Delek Marketing & Supply, LP
c/o Delek Logistics GP, LLC
7102 Commerce Way
Brentwood, TN 37027
Attn: General Counsel
Telecopy No: (615) 435-1271

with a copy, which shall not constitute notice, to:

Delek Marketing & Supply, LP
c/o Delek Logistics GP, LLC
7102 Commerce Way
Brentwood, TN 37027
Attn: President
Telecopy No: (615) 435-1271

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or to such other address or to such other person as either Party will have last designated by notice to the other Party.
8.3    Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be valid and effective under Applicable Law, but if any provision of this Agreement or the application of any such provision to any person or circumstance will be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision hereof, and the Parties will negotiate in good faith with a view to substitute for such provision a suitable and equitable solution in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.
8.4    Governing Law. This Agreement shall be subject to and governed by the laws of the State of Texas, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Agreement to the laws of another state.
8.5    Arbitration Provision. Any and all Disputes shall be resolved through the use of binding arbitration using three arbitrators, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, as supplemented to the extent necessary to determine any procedural appeal questions by the Federal Arbitration Act (Title 9 of the United States Code). If there is any inconsistency between this Section 8.5 and the Commercial Arbitration Rules or the Federal Arbitration Act, the terms of this Section 8.5 will control the rights and obligations of the Parties. Arbitration must be initiated within the time limits set forth in this Agreement, or if no such limits apply, then within a reasonable time or the time period allowed by the applicable statute of limitations. Arbitration may be initiated by а Party (“Claimant”) serving written notice on the other Party (“Respondent”) that the Claimant elects to refer the Dispute to binding arbitration. Claimant’s notice initiating binding arbitration must identify the arbitrator Claimant has appointed. The Respondent shall respond to Claimant within 30 days after receipt of Claimant’s notice, identifying the arbitrator Respondent has appointed. If the Respondent fails for any reason to name an arbitrator within the 30-day period, Claimant shall petition the American Arbitration Association for appointment of an arbitrator for Respondent’s account. The two arbitrators so chosen shall select а third arbitrator within 30 days after the second arbitrator has been appointed. The Claimant will pay the compensation and expenses of the arbitrator named by or for it, and the Respondent will pay the compensation and expenses of the arbitrator named by or for it. The costs of petitioning for the appointment of an arbitrator, if any, shall be paid by Respondent. The Claimant and Respondent will each pay one-half of the compensation and expenses of the third arbitrator. All arbitrators must (i) be neutral parties who have never been officers, directors or employees of the Seller, the Buyer or any of their Affiliates and (ii) have not less than seven years experience of in the energy industry. The hearing will be conducted in Houston, Texas and commence within 30 days after the selection of the third arbitrator. The Seller, the Buyer and the arbitrators shall proceed diligently and in good faith in order that the award may be made as promptly as possible. Except as provided in the Federal Arbitration Act, the decision of the arbitrators will be binding on and non-appealable by the Parties hereto. The arbitrators shall have no right to grant or award Special Damages.
8.6    Confidentiality.

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(a)    Obligations. Each Party shall use commercially reasonable efforts to retain the other Party’s Confidential Information in confidence and not disclose the same to any third party nor use the same, except as authorized by the disclosing Party in writing or as expressly permitted in this Section 8.6. Each Party further agrees to take the same care with the other Party’s Confidential Information as it does with its own, but in no event less than a reasonable degree of care.
(b)    Required Disclosure. Notwithstanding Section 8.6(a) above, if the receiving Party becomes legally compelled to disclose the Confidential Information by a court, Governmental Authority or Applicable Law, including the rules and regulations of the Securities and Exchange Commission, or is required to disclose pursuant to the rules and regulations of any national securities exchange upon which the receiving Party or its parent entity is listed, any of the disclosing Party’s Confidential Information, the receiving Party shall promptly advise the disclosing Party of such requirement to disclose Confidential Information as soon as the receiving Party becomes aware that such a requirement to disclose might become effective, in order that, where possible, the disclosing Party may seek a protective order or such other remedy as the disclosing Party may consider appropriate in the circumstances. The receiving Party shall disclose only that portion of the disclosing Party’s Confidential Information that it is required to disclose and shall cooperate with the disclosing Party in allowing the disclosing Party to obtain such protective order or other relief.
(c)    Return of Information. Upon written request by the disclosing Party, all of the disclosing Party’s Confidential Information in whatever form shall be returned to the disclosing Party upon termination of this Agreement or destroyed with destruction certified by the receiving Party, without the receiving Party retaining copies thereof except that one copy of all such Confidential Information may be retained by a Party’s legal department solely to the extent that such Party is required to keep a copy of such Confidential Information pursuant to Applicable Law, and the receiving Party shall be entitled to retain any Confidential Information in the electronic form or stored on automatic computer back-up archiving systems during the period such backup or archived materials are retained under such Party’s customary procedures and policies; provided, however, that any Confidential Information retained by the receiving Party shall be maintained subject to confidentiality pursuant to the terms of this Section 8.6, and such archived or back-up Confidential Information shall not be accessed except as required by Applicable Law.
(d)    Receiving Party Personnel. The receiving Party will limit access to the Confidential Information of the disclosing Party to those of its employees, attorneys and contractors that have a need to know such information in order for the receiving Party to exercise or perform its rights and obligations under this Agreement (the “Receiving Party Personnel”). The Receiving Party Personnel who have access to any Confidential Information of the disclosing Party will be made aware of the confidentiality provision of this Agreement, and will be required to abide by the terms thereof. Any third party contractors that are given access to Confidential Information of a disclosing Party pursuant to the terms hereof shall be required to sign a written agreement pursuant to which such Receiving Party Personnel agree to be bound by the provisions of this Agreement, which written agreement will expressly state that it is enforceable against such Receiving Party Personnel by the disclosing Party.

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(e)    Survival. The obligation of confidentiality under this Section 8.6 shall survive the termination of this Agreement for a period of two years.
8.7    Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party hereto and their successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other Person (other than the Indemnified Parties with respect to Article VII) any rights or remedies of any nature whatsoever under or by reason of this Agreement.
8.8    Assignment of Agreement. Neither this Agreement nor any of the rights, interests, or obligations hereunder may be assigned by any Party without the prior written consent of the other Party hereto.
8.9    Captions. The captions in this Agreement are for purposes of reference only and shall not limit or otherwise affect the interpretation hereof.
8.10    Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or portable document format (pdf)) for the convenience of the Parties hereto, each of which counterparts will be deemed an original, but all of which counterparts together will constitute one and the same agreement.
8.11    Integration. This Agreement, the Ancillary Documents and the Restated Omnibus Agreement supersede any previous understandings or agreements among the Parties, whether oral or written, with respect to their subject matter. This Agreement, the Ancillary Documents and the Restated Omnibus Agreement contain the entire understanding of the Parties with respect to the subject matter hereof and thereof. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement, the Ancillary Documents or the Restated Omnibus Agreement unless it is contained in a written amendment hereto or thereto and executed by the Parties hereto or thereto after the date of this Agreement, the Ancillary Documents or the Restated Omnibus Agreement.
8.12    Amendment; Waiver. This Agreement may be amended only in a writing signed by all Parties. Any waiver of rights hereunder must be set forth in writing. A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement shall not in any way affect, limit or waive any Party’s rights at any time to enforce strict compliance thereafter with every term or condition of this Agreement.
8.13    Survival of Representations and Warranties. The representations and warranties set forth in this Agreement shall survive the Closing until 5:00 p.m., Houston, Texas time, on the first anniversary of the Closing Date; provided, however, that (a) any representation and warranty that is the subject of a claim for indemnification hereunder which claim was timely made pursuant to Section 8.4(a) shall survive with respect to such claim until such claim is finally paid or adjudicated and (b) the Fundamental Representations shall survive indefinitely.
ARTICLE IX
INTERPRETATION

HOU02:1274360    23

9.1    Interpretation. It is expressly agreed that this Agreement shall not be construed against any Party, and no consideration shall be given or presumption made, on the basis of who drafted this Agreement or any particular provision hereof or who supplied the form of Agreement. Each Party agrees that this Agreement has been purposefully drawn and correctly reflects its understanding of the transaction that this Agreement contemplates. In construing this Agreement:
(a)    examples shall not be construed to limit, expressly or by implication, the matter they illustrate;
(b)    the word “includes” and its derivatives means “includes, but is not limited to” and corresponding derivative expressions;
(c)    a defined term has its defined meaning throughout this Agreement and each Exhibit, Annex or Schedule to this Agreement, regardless of whether it appears before or after the place where it is defined;
(d)    each Exhibit, Annex and Schedule to this Agreement is a part of this Agreement, but if there is any conflict or inconsistency between the main body of this Agreement and any Exhibit, Annex or Schedule, the provisions of the main body of this Agreement shall prevail;
(e)    the term “cost” includes expense and the term “expense” includes cost;
(f)    the headings and titles herein are for convenience only and shall have no significance in the interpretation hereof;
(g)    the inclusion of a matter on a Schedule in relation to a representation or warranty shall not be deemed an indication that such matter necessarily would, or may, breach such representation or warranty absent its inclusion on such Schedule;
(h)    any reference to a statute, regulation or law shall include any amendment thereof or any successor thereto and any rules and regulations promulgated thereunder;
(i)    currency amounts referenced herein, unless otherwise specified, are in U.S. Dollars;
(j)    unless the context otherwise requires, all references to time shall mean time in Houston, Texas;
(k)    whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified; and
(l)    if a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb).
9.2    References, Gender, Number. All references in this Agreement to an “Article,” “Section,” “subsection,” “Exhibit” or “Schedule” shall be to an Article, Section, subsection, Exhibit or Schedule of this Agreement, unless the context requires otherwise. Unless the context clearly

HOU02:1274360    24

requires otherwise, the words “this Agreement,” “hereof,” “hereunder,” “herein,” “hereby,” or words of similar import shall refer to this Agreement as a whole and not to a particular Article, Section, subsection, clause or other subdivision hereof. Cross references in this Agreement to a subsection or a clause within a Section may be made by reference to the number or other subdivision reference of such subsection or clause preceded by the word “Section.” Whenever the context requires, the words used herein shall include the masculine, feminine and neuter gender, and the singular and the plural.
[Remainder of page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.
BUYER:
DELEK MARKETING & SUPPLY, LP
By: DELEK MARKETING GP, LLC,
    its general partner
By: /s/ Assaf Ginzburg
Name: Assaf Ginzburg
Title: EVP/Chief Financial Officer
By: /s/ Andrew L. Schwarcz
Name: Andrew L. Schwarcz
Title: EVP/General Counsel and Secretary
SELLER:
DELEK REFINING, LTD.

By: DELEK U.S. REFINING GP, LLC,
     its general partner
By: /s/ Kent B. Thomas
Name: Kent B. Thomas
Title: EVP/General Counsel

HOU02:1274360    25

By: /s/ Danny Norris
Name: Danny Norris
Title: VP/Finance

HOU02:1274360    [Signature Page to Asset Purchase Agreement]

Schedule 2.2(a)
Terminal
Located at the Tyler refinery, the terminal consists of a truck loading rack with nine loading bays supplied by pipeline from storage tanks located at the refinery.

HOU02:1274360

Schedule 2.2(b)
[Tankage]

1.	Tanks (“Tanks”) described on Annex 1 attached hereto.

2.	Equipment used in connection with the operation of the tanks described on Annex 2 attached hereto.

3.
Lease automatic custody transfer units (“LACT Units”) located on the Premises (as defined in the Lease and Access Agreement) adjacent to the contractor parking area inside Gate 2 off of Commerce Street.

4.	Pipelines running to and from the LACT Units (“LACT Pipelines”).

5.	Internal load racks located on the Premises (as defined in the Lease and Access Agreement).

6.	Any crude oil or refined product pipelines to the extent the same run on, below, above and/or within the Premises and that connect into the Tanks.

The following shall not be included in the items above, and shall be considered Excluded Assets:

1.	Any crude oil or refined product pipelines that run on, below, above and/or within the Tyler Refinery (including the Premises) that do not connect into the Tanks, excluding the LACT Pipelines.

2.	Any crude oil or refined product pipelines to the extent the same run on, below, above and/or within the Tyler Refinery (excluding the Premises), excluding the LACT Pipelines.

Schedule 2.2

Group A Tankage
Tank #		Location	Assigned Service	Piped For	Size (BBL)	usable capacity	Storable Volume	Heel	Dia Ft	Height Ft	Type	Floating Roof	Foam Chamber	Date Built
01-T-	6	West Tank Farm	JP8	Diesel & Gasoline & Trim Components	10,000	8,024	6,895	1,129	64.0	18.0	C.Roof	IFR	Y	1,931
01-T-	7	West Tank Farm	Jet A	Diesel & Gasoline & Trim Components	10,000	7,457	6,322	1,135	64.0	18.0	C.Roof	IFR	Y	1,954
01-T-	8	West Tank Farm	Jet A	Diesel & Gasoline & Trim Components	10,000	7,449	6,320	1,129	64.0	18.0	C.Roof	IFR	Y	1,931
01-T-	11	West Tank Farm	Carbon Black Oil	Carbon Black Oil	20,000	16,995	16,995	—	80.0	24.0	C.Roof			1,931
01-T-	12	West Tank Farm	Ultra Low Sulfur Diesel	Distillate	20,000	12,601	10,943	1,658	80.0	24.0	C.Roof		Y	1,931
01-T-	13	West Tank Farm	Ultra Low Sulfur Diesel	Distillate	80,000	74,329	67,910	6,419	120.0	43.5	C.Roof		Y	1,933
01-T-	16	West Tank Farm	Gas Oil/Topped Crude	Gas Oil/ Topped Crude	80,000	72,768	68,914	3,854	120.0	43.5	C.Roof			1,933
01-T-	17	West Tank Farm	Ultra Low Sulfur Diesel	Distillate	55,000	50,568	47,472	3,096	97.0	41.5	C.Roof			1,933
01-T-	19	West Tank Farm	Topped Crude/Gas Oil	Topped Crude/Gas Oil	55,000	50,822	48,224	2,598	97.0	42.5	C.Roof			1,943
01-T-	37	North Tank Farm	Av Gasoline Blending	Lt.Cat/Reformate,Lt Alkylate,Xfrs,AvGas	10,000	8,996	7,859	1,137	45.0	36.0	C.Roof	IFR	Y	1,958
01-T-	39	West Tank Farm	Commercial Butane	Commercial Butane	1,500	1,446	1,446	—	12.0	77.75' OAL	Bullet			1,953
01-T-	40	West Tank Farm	Commercial Butane	Commercial Butane	1,000	971	971	—			Bullet			1,944
01-T-	41	West Tank Farm	Commercial Butane	Commercial Butane	750	682	682	—	8.0	77' OAL	Bullet			1,944
01-T-	44	West Tank Farm	Propane	Propane	1,500	1,634	1,634	—	12.2	86'OAL	Bullet			1,950
01-T-	46	North Tank Farm	Ethanol	Ethanol	5,000	4,461	3,696	766	35.0	29.5	C.Roof	IFR	Y	1,950
01-T-	47	North Tank Farm	Ethanol	Ethanol	5,000	4,468	3,701	767	35.0	29.5	C.Roof	IFR	Y	1,950
01-T-	50	West Tank Farm	Propane	Propane	750	682	682	—			Bullet			1,953
01-T-	51	West Tank Farm	Propane	Propane	750	682	682	—			Bullet			2,005
01-T-	52	West Tank Farm	Sub grade 84	Blended Gasoline,H.T Hvy St Run,Isom	20,000	18,072	16,036	2,036	60.0	40.0	C.Roof	IFR		1,953
01-T-	53	West Tank Farm	Hydrotreated HSR naphtha	Blended Gasoline,H.T Hvy St Run,Isom	20,000	17,857	15,957	1,900	60.0	40.0	C.Roof	IFR	Y	1,953
01-T-	54	West Tank Farm	Hydrotreated HSR naphtha	H.T.Heavy St Run	20,000	17,131	15,368	1,764	60.0	40.0	C.Roof	IFR	Y	1,954
01-T-	55	West Tank Farm	Hydrotreated HSR naphtha	H.T.Heavy St Run	20,000	17,966	15,942	2,024	60.0	40.0	C.Roof	IFR		1,954
01-T-	58	North Tank Farm	Aviation Gasoline	Lt.Cat/Reformate,Lt Alkylate,Xfrs	10,000	8,960	7,834	1,126	45.0	35.5	C.Roof	IFR	Y	1,953
01-T-	59	North Tank Farm	L.Alkylate	Lt.Cat/Ref./Lt.Alky,Plat,Xfrs	10,000	7,753	6,044	1,710	45.0	35.5	C.Roof	IFR	Y	1,953
01-T-	60	North Tank Farm	FCC Gasoline /Total Alkylate	Lt.Alkylate, Lt Cat/Reformate RD	20,000	18,268	15,986	2,282	60.0	40.0	C.Roof	IFR	Y	1,953
01-T-	61	North Tank Farm	Platformate	Any Platformate RD	20,000	18,215	15,959	2,256	60.0	40.0	C.Roof	IFR		1,953
01-T-	62	North Tank Farm	FCC Gasoline /Total Alkylate	Lt.Cat/Reformate RD	56,000	48,184	42,377	5,807	100.0	40.0	C.Roof	IFR	Y	1,954
01-T-	63	North Tank Farm	Platformate	Any Plat/Tot.Alkylate RD	56,000	48,849	42,993	5,856	100.0	40.0	C.Roof	IFR	Y	1,953

Schedule 2.2

01-T-	64	West Tank Farm	Coker Naphtha	Coker Naphtha	3,500	3,179	3,179	—	33.5		Sphere			1,954
01-T-	65	West Tank Farm	Coker Naphtha	Coker Naphtha	3,500	3,179	3,179	—	33.5		Sphere			1,954
01-T-	66	North Tank Farm	GHT Charge	GHT Charge	55,221	48,580	42,968	5,612	100.0	40.0	C.Roof	IFR
01-T-	67	West Tank Farm	DHT Charge	DHT Charge	10,000	9,711	8,211	1,500	46.0	40.0	C.Roof	IFR		2,011
01-T-	68	West Tank Farm	Aviation Gasoline	Aviation Gasoline	10,000	8,558	7,553	1,005	46.0	40.0	C.Roof	IFR		2,012
01-T-	69	West Tank Farm	VTB Heavy	VTB Heavy	10,000	9,642	8,490	1,152	46.0	40.0	C.Roof	IFR		2,012
01-T-	103	Alky Tank Farm	Isobutane	No Piping Changes	1,000	975	975	—	10.8	56.5 OAL	Bullet			1,954
01-T-	104	Alky Tank Farm	Isobutane	No Piping Changes	1,000	975	975	—	10.8	56.5 OAL	Bullet			1,954
01-T-	105	Alky Tank Farm	Isobutane	No Piping Changes	1,000	975	975	—	10.8	56.5 OAL	Bullet			1,954
01-T-	106	Alky Tank Farm	Isobutane	No Piping Changes	1,000	997	997	—	10.8	56.5 OAL	Bullet			1,954
01-T-	107	Alky Tank Farm	Isobutane	No Piping Changes	1,000	997	997	—	10.8	56.5 OAL	Bullet			1,954
01-T-	115	Subgrade 84	Subgrade 84	Blended Gasoline, Trim Butane/Isom	24,000	21,420	19,173	2,246	60.0	48.0	C.Roof	IFR	Y	1,956
01-T-	116	Subgrade 84	Subgrade 84	Blended Gasoline, Trim Butane/Isom	24,000	21,393	19,151	2,243	60.0	48.0	C.Roof	IFR	Y	1,956
01-T-	118	Aviation Tank Farm	L Alkylate	L Alkylate	6,000	5,224	4,637	587	35.0	36.0	C.Roof	IFR		1,956
01-T-	122	Sales Tank Farm	Unlead 87	Blended Gasoline, Trim Butane/Isom	10,000	8,994	7,724	1,270	45.0	36.0	C.Roof	IFR	Y	1,957
01-T-	123	Sales Tank Farm	B100	Blended Gasoline, Trim Butane/Isom	10,000	8,735	7,502	1,234	45.0	36.0	C.Roof	IFR	Y	1,957
01-T-	124	Sales Tank Farm	Subgrade 91	Blended Gasoline, Trim Butane/Isom	10,000	8,977	7,714	1,263	45.0	36.0	C.Roof	IFR	Y	1,957
01-T-	125	Sales Tank Farm	Subgrade 91	Blended Gasoline, Trim Butane/Isom	10,000	8,969	7,701	1,267	45.0	36.0	C.Roof	IFR	Y	1,957
01-T-	126	West Tank Farm	Lt Cycle oil	Distillate, Lt.Cat/Reformate,Isom/Gas Oil	80,000	75,065	70,106	4,959	120.0	40.0	C.Roof	IFR		1,958
01-T-	127	West Tank Farm	Gas Oil	Gas Oil/ Topped Crude	80,000	76,872	71,852	5,020	120.0	40.0	C.Roof	IFR		1,958
01-T-	129	Alky Tank Farm	Olefins	No Piping Changes	1,500	1,500	1,500	—	12.0		Bullet			1,958
01-T-	130	Alky Tank Farm	Olefins	No Piping Changes	1,500	1,500	1,500	—	12.0		Bullet			1,958
01-T-	131	Alky Tank Farm	Olefins	No Piping Changes	1,500	1,500	1,500	—	12.0		Bullet			1,958
01-T-	132	Alky Tank Farm	Olefins	No Piping Changes	1,500	1,500	1,500	—	12.0		Bullet			1,958
01-T-	133	Alky Tank Farm	Olefins	No Piping Changes	1,500	1,500	1,500	—	12.0		Bullet			1,958
01-T-	134	West Tank Farm	JP8	Kerosene Rundown	3,000	2,504	2,254	251	30.0	24.0	C.Roof		Y	1,967
01-T-	135	West Tank Farm	JP8	Kerosene Rundown	3,000	2,520	2,268	252	30.0	24.0	C.Roof			1,967
01-T-	136	North Tank Farm	FCC Gasoline /Total Alkylate	Lt.Cat/Ref./Lt.Alky,Plat,Xfrs	20,000	18,136	16,009	2,127	60.0	42.0	C.Roof	IFR	Y	1,968
01-T-	137	North Tank Farm	L Alkylate	Lt.Cat/Ref./Lt.Alky,Plat,Xfrs	20,000	18,032	15,921	2,111	60.0	42.0	C.Roof	IFR		1,968
01-T-	150	Pipeline Tank Farm	Ultra Low Sulfur Diesel	Distillate, Kerosene	35,000	33,366	30,674	2,692	80.0	40.0	C.Roof		Y	1,959
01-T-	151	Pipeline Tank Farm	Platformate	Platformate	33,800	30,631	25,523	5,108	80.0	39.8	Open	EFR	Y	1,959
01-T-	152	Pipeline Tank Farm	Kerosene (JP8)	Kerosene	35,000	33,241	31,447	1,794	80.0	40.0	C.Roof			1,959
01-T-	153	Pipeline Tank Farm	Kerosene (JP8)	Gasoline , Kerosene	33,800	33,070	31,231	1,839	80.0	39.8	C.Roof	EFR		1,959

Schedule 2.2

01-T-	155	Pipeline Tank Farm	Subgrade 84	Gasoline	65,000	58,735	50,695	8,040	100.0	48.0	Open	EFR	Y	1,959
01-T-	156	Pipeline Tank Farm	DHT Charge	Distillate, Gasoline,Kerosene	65,000	58,881	56,120	2,760	100.0	48.0	Open	EFR	Y	1,959
01-T-	160	Crude Tank Farm	Crude Oil	Crude Oil	80,000	74,357	62,714	11,643	111.5	48.0	C.Roof	IFR		1,978
01-T-	161	Crude Tank Farm	FBR Naphtha	Crude Oil/ FBR	80,000	74,135	63,056	11,079	111.5	48.0	C.Roof	IFR	Y	1,978
01-T-	162	Crude Tank Farm	Crude Oil	Crude Oil	80,000	74,372	62,761	11,611	111.5	48.0	C.Roof	IFR		1,978
01-T-	163	Crude Tank Farm	Crude Naphtha (Full Boiling Range)	Crude Naphtha	80,000	74,272	62,587	11,685	111.5	48.0	C.Roof	IFR		1,978
01-T-	164	West Tank Farm	Light Straight Run	Light Straight Run	31,000	28,449	22,934	5,515	62.0	47.0	Pressure			1,978
01-T-	165	Alky Tank Farm	Olefins	No Piping Changes	1,500	1,407	1,407	—			Bullet			1,979
01-T-	166	Alky Tank Farm	Olefins	No Piping Changes	1,500	1,405	1,405	—			Bullet			1,979
01-T-	167	Alky Tank Farm	Commercial Butane	No Piping Changes	4,000	4,022	4,022	—	36.0		Sphere			1,978
01-T-	169	West Tank Farm	LSR or Isomate RD	Isomate RD	22,000	21,465	21,465	—	56.3	49.5	Pressure			1,986
01-T-	170	Alky Tank Farm	Isobutane	No Piping Changes	1,500	1,616	1,616	—	12.0	74.6	Bullet			1,983
01-T-	171	Alky Tank Farm	Isobutane	No Piping Changes	1,500	1,616	1,616	—	12.0	74.6	Bullet			1,983
01-T-	180	Alky Tank Farm	Propane	No Piping Changes	2,200	2,268	2,268	—	12.0	74.6	Bullet			2,012
01-T-	181	Alky Tank Farm	Propane	No Piping Changes	2,200	2,267	2,267	—	12.0	74.6	Bullet			2,012
01-T-	182	Alky Tank Farm	PP mix	No Piping Changes	1,500	1,602	1,602	—	12.0	74.6	Bullet			2,012
01-T-	183	Alky Tank Farm	PP mix	No Piping Changes	1,500	1,602	1,602	—	12.0	74.6	Bullet			2,012
01-T-	101A	Alky Tank Farm	Off Spec Propane	No Piping Changes	1,000	969	610	360	10.8	56.5 OAL	Bullet			2,003

				Totals	1,681,971	1,532,147	1,373,472
				Minimum Storage Capacity		1,348,147

Group B Tankage
Tank #		Location	Assigned Service	Piped For	Size (BBL)	usable capacity	Storable Volume	Heel	Dia Ft	Height Ft	Type	Floating Roof	Foam Chamber	Date Built
01-T-	1	West Tank Farm	Waste Water Holding	Waste Water Holding	5,000	4,075	3,512	563	45.0	17.5	C.Roof		Y	1,931
01-T-	3	West Tank Farm	Recovered oil	Recovered oil	5,000	3,200	1,991	1,209	45.0	17.5	C.Roof	IFR	Y	1,949
01-T-	4	West Tank Farm	Recovered oil	Recovered oil	5,000	3,186	1,981	1,205	45.0	17.5	C.Roof	IFR	Y	1,949
01-T-	5	West Tank Farm	Waste Water Holding	Materials Unloaded From Trucks	10,000	8,027	6,896	1,131	64.0	18.0	C.Roof	IFR	Y	1,931

Schedule 2.2

01-T-	14	West Tank Farm	Waste Water Holding	Waste Water Holding	80,000	80,000	62,000	18,000	120.0	43.5	C.Roof			1,933
01-T-	21	West Tank Farm	Oily Water	Water From Recovery Wells	2,500	2,591	2,591	—	25.0	29.7	C.Roof	IFR		1,954
01-T-	26	West Tank Farm	Oily Water	Water From Recovery Wells	2,500	2,591	2,591	—	25.0	29.7	C.Roof	IFR		1,954
01-T-	56	West Tank Farm	Waste Water Holding	Inactive	1,500	1,300	1,300	—	25.0	17.8	C.Roof			1,953
01-T-	119	Sulfuric Acid Area	Fresh Sulfuric Acid	Fresh/Spent Sulfuric Acid	500	467	467	—	12.0	25.0	C.Roof			1,956
01-T-	120	Sulfuric Acid Area	Fresh Sulfuric Acid	Fresh/Spent Sulfuric Acid	500	467	467	—	12.0	25.0	C.Roof			1,956
01-T-	168	West Tank Farm	Sour Water Holding Tank	Sour Water	2,500		—		24.5	29.5	3 psig			1,978
01-T-	173A	Sulfuric Acid Area	Spent Acid	Spent Acid	500	504	504		13.3	20.0	C.Roof			1,995

				Totals	115,500	106,408	84,299
				Minimum Storage Capacity		26,408

Out of Service Tanks - Pending Replacement and Future Transfer to MLP
Tank #		Location	Assigned Service	Piped For	Size (BBL)	usable capacity	Storable Volume	Heel	Dia Ft	Height Ft	Type	Floating Roof	Foam Chamber	Date Built
01-T-	2	West Tank Farm	Recovered oil	Recovered oil	5,000	3,249	2,021	1,228	45.0	17.5	C.Roof	IFR	Y	1,931
01-T-	9	West Tank Farm	JP8	Diesel & Gasoline & Trim Components	was 10000		—		64.0	18.0	C.Roof	IFR	Y	1,931
01-T-	15	West Tank Farm	Gas Oil/Topped Crude	Gas Oil/ Topped Crude	was 80000		—		120.0	43.5	C.Roof			1,933
01-T-	18	West Tank Farm	Topped Crude/Gas Oil	Topped Crude/Gas Oil	was 55,000		—		97.0	42.5	C.Roof			1,943
01-T-	154	Pipeline Tank Farm	Waste Water Holding	Tank Bottoms, Water	10,000	9,000	9,000	—	42.5	40.0	C.Roof	IFR		1,959

Schedule 2.2

Tanks Not Transferred
Tank #		Location	Assigned Service	Piped For	Size (BBL)	usable capacity	Storable Volume	Heel	Dia Ft	Height Ft	Type	Floating Roof	Foam Chamber	Date Built
01-T-	34	API Separator Area	Waste Water Holding	Waste Water Holding	3,000	3,142	3,142	—	30.0	24.0	C.Roof	IFR		1,940
01-T-	35	API Separator Area	Waste Water Holding	Waste Water Holding	3,000	3,142	3,142	—	30.0	24.0	C.Roof	IFR		1,940
01-T-	172	Alky Tank Farm	Waste Water Holding	Waste Water Holding	40,000	40,000	40,000	—	120.0		Concrete	EFR
01-T-	174		Company Gasoline Tk	Company Gasoline Tk			—
01-T-	30	Aviation Tank Farm	Out of Service	Out of Service	5,000		—		35.0	30.0	C.Roof	IFR	Y	1,939
01-T-	31	Aviation Tank Farm	Out of Service	Out of Service	5,000		—		35.0	30.0	C.Roof	IFR	Y	1,939
01-T-	42	West Tank Farm	Out of Service	Out of Service	was 9,000		—		43.5	34.0	C.Roof		Y	1,942
01-T-	43	West Tank Farm	Out of Service	Out of Service	was 9,001		—		43.5	34.0	C.Roof			1,950
01-T-	49	West Tank Farm	Out of Service	Out of Service	was 4,600		—				C.Roof			1,952
01-T-	111	Alky Tank Farm	Out of Service	Out of Service	was 3,000		—		25.0	35.0	C.Roof	IFR
01-T-	112	Alky Tank Farm	Out of Service	Out of Service	was 3,000		—		25.0	35.0	C.Roof	IFR
01-T-	117	Aviation Tank Farm	Out of Service	Out of Service	was 6,000		—		35.0	36.0	C.Roof	IFR		1,956
01-T-	177	North Tank Farm	Out of Service	Out of Service			—

Schedule 2.2

Schedule 2.2(f)
Third Party Claims
None.